EXHIBIT 99.5

INDEX TO AUDITED FINANCIAL STATEMENTS OF TAGSTAR SYSTEMS GMBH

SAUERLACH, GERMANY

Tagstar Systems GmbH is a predecessor company of Bluehill ID AG, a stock corporation incorporated in Switzerland, and was acquired by Bluehill ID AG effective as of June 30, 2008. Bluehill ID AG was acquired by SCM Microsystems, Inc., a Delaware corporation, on January 4, 2010.

Zurich, 12 March 2010

Report of the independent auditor on the financial statements

As independent auditor and in accordance with your instructions, we have audited the accompanying financial statements of Tagstar Systems GmbH, which comprise the balance sheet, income statement and notes for the period from 1 January 2008 to 30 June 2008.

Management is responsible for the preparation of the financial statements in accordance with the accounting and valuation principles described in the notes to the financial statements. This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation of financial statements that are free from material misstatement, whether due to fraud or error. Management is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements as of and for the six-month period ended 30 June 2008 have been prepared in accordance with the accounting and valuation principles described in the notes.

This report is intended solely for the information and use of Tagstar Systems GmbH and for filing with the US Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Ernst & Young Ltd

/s/ Louis Siegrist	/s/ Pramit Mehta
Louis Siegrist	Pramit Mehta
Swiss Certified Accountant	Certified Public Accountant

TAGSTAR SYSTEMS GMBH, SAUERLACH

BALANCE SHEET

AS OF 30 JUNE 2008

(in euros)

ASSETS
Current assets:
Cash	€57,769
Receivables from goods and services	123,086
Other short-term receivables	338,787
Inventories	447,941
Prepaid expenses	79,056

Total current assets	1,046,639

Non-current assets:
Tangible fixed assets	170,170
Participations	252,010
Licenses	43,500

Total non-current assets	465,680

Total assets	€1,512,319

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Payables from goods and services:
Third parties	€206,834
Affiliated companies	208,018

414,852
Other short-term liabilities	469,537
Tax provisions	64,298
Accrued liabilities and deferred income	148,969

Total current liabilities	1,097,656

Long-term financial liabilities affiliated company	70,000

Total non-current liabilities	70,000

Total liabilities	1,167,656

Equity:
Share capital	25,000
General legal reserves	395,000
Loss carry forward:
Balance brought forward	292,493
Net loss for the period	(367,828)

Loss carry forward	(75,336)

Total shareholders’ equity	344,664

Total liabilities and shareholders’ equity	€1,512,320

See accompanying notes to Audited Financial Statements of Tagstar Systems GmbH.

TAGSTAR SYSTEMS GMBH, SAUERLACH

INCOME STATEMENT

FOR THE SIX MONTHS ENDED JUNE 30, 2008

(in euros)

Income
Net sales from goods and services	€1,423,780
Other operating income	75,657
Financial income	331

Total income	1,499,768

Expenses
Material and merchandise expenses	1,061,146
Personnel expenses	270,757
Other operating expenses	406,371
Depreciation	90,652
Financial expenses	2,766
Tax	35,904

Total expenses	1,867,596

Net loss for the period	€(367,828)

See accompanying notes to Audited Financial Statements of Tagstar Systems GmbH.

TAGSTAR SYSTEMS GMBH, SAUERLACH

NOTES TO AUDITED FINANCIAL STATEMENTS

AS OF 30 JUNE 2008

Company Background

TagStar Systems GmbH is a leading supplier of Radio Frequency Identification inlays for ticketing, labeling, smart cards and special transponder designs in two frequency bands: HF and UHF. Its smart inlay production meets the highest levels of quality using an advanced, cost efficient production processes.

Summary of Significant Accounting Policies

The financial statements have been prepared on a historical cost basis. All amounts are stated in euros (EUR).

Raw materials, semi-finished and finished goods, as well as merchandise, have been valued at a maximum of the acquisition or manufacturing costs. If the cost is higher than the market value generally applicable on the date of the balance sheet, then such market value shall be determinative.

Tangible fixed assets and intangible assets are stated at cost, net of accumulated depreciation and/or accumulated impairment losses, if any.

Investments in affiliated companies are shares of the capital in other companies held with the intention of a permanent investment and of exercising a substantial influence. Shares representing at least twenty percent of the votes are deemed to be investments.

Revenue from the sale of goods is recognized when the significant risks and rewards of ownership of the goods have been passed to the buyer, usually on delivery of the goods.

Depreciation, value adjustments and provisions have been made to the extent required by generally accepted accounting principles in Switzerland. Provisions are to be created in particular to cover uncertain contingent liabilities and potential losses from contractual obligations.

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the balance sheet date.

June 30, 2008
(EUR)
Joint and several liability
Tagstar Systems GmbH belongs to a VAT group and is jointly and severally liable with Exypnotech GmbH for the VAT payments arising from the VAT group’s activities.

Total amount of liabilities from leasing contracts not included in the balance sheet	1,075,766

Investment
Exypno Tech GmbH
Purpose:
Development and production of microelectronic components and software
Share capital	102,000
Quote	100%

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